UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2011

MEDIVATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32836	13-3863260
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

201 Spear Street, 3rd Floor

San Francisco, California 94105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 543-3470

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2011 Bonuses

On December 9, 2011, the Compensation Committee of the Board of Directors (the “Committee”) of Medivation, Inc. (the “Company”) approved cash bonuses for the Company’s executive officers pursuant to the Company’s 2011 Bonus Plan, as previously described in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on May 19, 2011, in recognition of both the level of the Company’s achievement of its corporate goals for 2011 and each named executive officer’s contributions toward the achievement of those goals. The bonuses awarded to the executive officers are set forth in Exhibit 10.1 hereto and are incorporated herein by reference.

2012 Salaries

On December 9, 2011, the Committee approved new base salaries, effective January 1, 2012, for the Company’s executive officers in the amounts set forth in Exhibit 10.1 hereto, which is incorporated herein by reference.

2012 Bonus Plan

On December 9, 2011, the Committee approved a bonus plan for the Company’s executive officers for the 2012 fiscal year, which bonus plan is summarized in Exhibit 10.2 hereto and incorporated herein by reference.

Equity Awards

Stock Appreciation Rights

On December 9, 2011, the Committee awarded certain stock appreciation rights (the “Rights”) to the Company’s executive officers under the Company’s Amended and Restated 2004 Equity Incentive Award Plan (the “2004 Plan”). Rights, when vested, may be exercised, in whole or part, for an amount determined by multiplying (i) the difference obtained by subtracting the exercise price per share of the Rights from the fair market value of the Company’s common stock on the date of exercise by (ii) the number of shares with respect to which the Rights were exercised. Until such time, if any, as the Company’s stockholders approve an increase to the number of shares of common stock available for issuance pursuant to the 2004 Plan, the Rights may be settled only in cash; following such approval, if it occurs, the Rights may be settled only in common stock.

One-fourth of the shares subject to the Rights vest and become exercisable on the first anniversary of the date of grant, and the remaining three-fourths of the shares vest monthly over the three years thereafter. The exercise price is $48.79 per share and the term of the Rights is ten years. The shares of the Company’s common stock subject to the Rights awarded to each of the Company’s executive officers are as follows:

Executive Officer	Stock Appreciation Rights
David Hung, M.D. President and Chief Executive Officer	133,600
Cheryl Cohen Chief Commercial Officer	17,800
C. Patrick Machado Chief Business Officer and Chief Financial Officer	55,700
Lynn Seely, M.D. Chief Medical Officer	55,700

The description of the Rights contained herein is a summary of their material terms, does not purport to be complete and is qualified in its entirety by reference to the Stock Appreciation Right Grant Notice and Stock Appreciation Right Agreement for use in connection with the grant of the Rights, which will be filed with the Company’s Annual Report on Form 10-K for the year ending December 31, 2011 and incorporated herein by reference to this Current Report on Form 8-K.

Performance Share Awards

On December 9, 2011, the Committee granted performance share awards under the 2004 Plan to the Company’s executive officers in order to provide the executive officers with long-term opportunities and incentive to deliver value to the Company’s stockholders. The terms of the performance share awards provide for base case and upside case numbers of shares eligible to be earned based on the level of achievement of performance objectives set by the Committee relating to commercial product sales and timelines.

The performance shares under the awards will be earned, if at all, upon determination by the Committee of actual achievement of performance objectives, subject to specified change of control exceptions. Each recipient of a performance share award must remain an employee of the Company through the date the Committee determines actual performance has been achieved in order to earn the performance shares under the award. The base case and upside case numbers of shares eligible to be earned under the performance share awards granted to the Company’s executive officers are set forth below. The number of performance shares eligible to be earned at the upside case level is based on achievement of the applicable performance objectives by specified dates, and the number of performance shares eligible to be earned at the base case level is based on achievement of the performance objectives during the term of the performance share awards.

	Base Case Achievement		Upside Case Achievement
Executive Officer	Minimum	Maximum	Minimum	Maximum
David Hung, M.D. President and Chief Executive Officer	5,217	15,651	10,433	31,300
Cheryl Cohen Chief Commercial Officer	1,734	5,201	3,467	10,400
C. Patrick Machado Chief Business Officer and Chief Financial Officer	1,734	5,201	3,467	10,400
Lynn Seely, M.D. Chief Medical Officer	1,734	5,201	3,467	10,400

The description of the performance share awards contained herein is a summary of their material terms, does not purport to be complete and is qualified in its entirety by reference to the Performance Share Grant Notice and Performance Share Award Agreement for use in connection with the grant of the performance share awards, which will be filed with the Company’s Annual Report on Form 10-K for the year ending December 31, 2011 and incorporated herein by reference to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Bonuses for Fiscal Year 2011 and Base Salaries for Fiscal Year 2012 for Executive Officers.

10.2	2012 Bonus Plan Summary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIVATION, INC.

Dated: December 15, 2011	By:	/s/ C. Patrick Machado

C. Patrick Machado

Chief Business Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Bonuses for Fiscal Year 2011 and Base Salaries for Fiscal Year 2012 for Executive Officers.

10.2	2012 Bonus Plan Summary.